Exhibit 10.28

LOAN AGREEMENT

by and between

CONNECTICUT INNOVATIONS, INCORPORATED

and

ACHILLION PHARMACEUTICALS, INC.

March 30,2001

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) is made as of this 30th day of March, 2001 by and between CONNECTICUT INNOVATIONS, INCORPORATED, with an office and place of business located at 999 West Street, Rocky Hill, Connecticut 06067 (“CII”) and ACHILLION PHARMACEUTICALS, INC., a Delaware Corporation, with its chief executive office located at 300 George Street, New Haven, Connecticut (the “Borrower”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Borrower has requested that CII guarantee certain obligations of Borrower under certain leases Borrower will assume with respect to certain suites located at the premises known as 300 George Street, New Haven, Connecticut; and

WHEREAS, Borrower has further requested that CII provide Borrower with certain credit facilities pursuant to which CII would make loans and advances and otherwise extend credit to Borrower; and

WHEREAS, CII is willing to provide such guarantee and such credit facilities; and

WHEREAS, CII and Borrower wish to document the terms and conditions on which CII will provide said guarantee and credit facilities;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, CII and Borrower hereby agree as follows:

SECTION 1. DEFINITIONS

All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

Section 1.1. “Affiliate” means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” (and its correlative meanings “controlled by” and “under common control with”) as used in this Section 1.1. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

Section 1.2. “Agreement” means this Agreement, including all schedules and exhibits attached hereto, and any and all amendments, modifications and supplements hereto.

Section 1.3. “Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement dated the date hereof by and among Borrower, CII and Yale.

Section 1.4. “CII” has the meaning set forth in the Preamble hereof.

Section 1.5. “CII Affiliate” or “CII Affiliates” means any Affiliate of CII.

Section 1.6. “CII Agents” has the meaning set forth in Section 12.2.4. hereof.

Section 1.7. “Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time and all rules and regulations promulgated thereunder.

Section 1.8. “Borrower” has the meaning set forth in the Preamble hereof.

Section 1.9. “Business Day” means any day on which dealings and exchanges between banks may be carried on in Hartford, Connecticut.

Section 1.10. “Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

Section 1.11. “Closing Date” means the date hereof.

Section 1.12. “Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Section 1.13. “Collateral” means all collateral received or delivered as security for the Obligations pursuant to, and as more particularly described herein.

Section 1.14. “Collateral Assignment of Lease” means the collateral assignment of Borrower’s right and interest in, to and under a lease, as lessee, for the Leased Premises.

Section 1.15. “Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

Section 1.16. “Controlled Group” means all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

Section 1.17. “Credit Termination Date” means August 31, 2006.

Section 1.18. “Default” means an event or condition that, but for the lapse of time, the giving of notice, or both, would constitute an Event of Default if that event or condition was not cured or removed within any applicable grace or cure period.

Section 1.19. “Default Rate” means the rate of interest determined by increasing the rate of interest otherwise chargeable under this Agreement to a rate which shall be the lower of (i) the highest rate allowed by law or (ii) five percentage points (5%) above the rate of interest which would otherwise be in effect under this Agreement.

Section 1.20. “Dividend” or “Dividends” means the payment of any dividend or other distribution in respect of the capital stock of a corporation in cash or other property (excepting distribution in the form of such stock) or the redemption or acquisition of any capital stock or security of a corporation.

Section 1.21. “Drawing” or “Drawings” means any payments) or disbursements) made by CII under the Assignment and Assumption Agreement.

Section 1.22. “Encumbrance or “Encumbrances” means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest under a financing lease or any analogous arrangements in any of Borrower’s properties or assets, intended as, or having the effect of, security.

Section 1.23. “Environmental Certificate” has the meaning set forth in Section 5.2.9. hereof.

Section 1.24. “Event of Default” has the meaning set forth in Section 10. hereof.

Section 1.25. “Excess Reimbursement Costs” has the meaning set forth in the Lease.

Section 1.26. “Financial Statement” or “Financial Statements” means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholders’ equity.

Section 1.27. “Fiscal Quarter” means a thirteen/fourteen week period ending on the Saturday closest to each of March 31, June 30, September 30 and December 31 in each Fiscal Year.

Section 1.28. “Fiscal Year” means a fifty-two/fifty-three week period ending on the Saturday closest to December 31 in each year; provided, however, that the first Fiscal Year hereunder shall commence on the Closing Date and end on the Saturday closest to December 31, 2001.

Section 1.29. “GAAP” means generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled “The Meaning of “Present Fairly in Conformity with Generally Accepted Accounting Principles’ in the Independent Auditor’s Report” issued by the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

Section 1.30. “Governmental Authority” means any Federal, state, local or foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body.

Section 1.31. “Guarantees” means, as applied to Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of any other Person, whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

Section 1.32. “Indebtedness” means, as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

Section 1.33. “Lease” and “Leases” means those certain lease agreements by and between Yale and WE George Street, LLC with respect to Suite Nos. 802, 803 and 804 located at 300 George Street, New Haven, Connecticut (“Leased Premises”).

Section 1.34. “Lessor’s Consent” has the meaning set forth in Section 5.2.7. hereof.

Section 1.35. “Loan” means any Term Loan.

Section 1.36. “Loans” means collectively, the Term Loans.

Section 1.37. “Loan Amount” means up to ONE MILLION SIX HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($1,630,000.00) or any lesser amount, including zero (0), resulting from a reduction or termination of such amount in accordance with Section 2.12.1. or Section 11.1 (a).

Section 1.38. “Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, the Note or the Other Documents or the ability of CII to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such an effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

Section 1.39. “Note” means a Term Note.

Section 1.40. “Notes” means collectively, each of the Term Notes.

Section 1.41. “Obligations” means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of Borrower to CII of any kind or nature, including obligations to pay money and to perform acts or refrain from taking action, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, confirmation, acceptance, currency exchange, interest rate protection arrangement, overdraft or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly by CII or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent under, due or to become due, now existing or hereafter arising, whether any present or future agreement or instrument, and whether or not evidenced by a writing and specifically including but not being limited to (i) the unpaid principal amount outstanding at any time under the Notes, plus all accrued and unpaid interest thereon, together with all fees, expenses, including attorneys’ fees, penalties, and other amounts owing by or chargeable to by Borrower under this Agreement, the Notes or the Other Documents, and (ii) unpaid Reimbursement Obligations.

Section 1.42. “Other Documents” means the Assignment and Assumption Agreement, Collateral Assignment of Lease, the Lessor’s Consent, Environmental Indemnity and any other document, agreement or instrument executed by Borrower in connection with any Term Loan or in connection with this Agreement and any and all amendments, modifications and supplements thereto.

Section 1.43. “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

Section 1.44. “Reimbursement Obligations” means, as of any date as of which the amount thereof shall be determined, the aggregate obligation of Borrower, as of such date, to reimburse CII in respect of the Assignment and Assumption Agreement in accordance with Section 2.1.2. hereof.

Section 1.45. “Release” means any release, emission, disposal, leaching, or migration into the environment, (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, occupied or used by Borrower.

Section 1.46. “Reportable Event” means any of the events described in Section 4043(b) of ERISA.

Section 1.47. “Solvent” means, when used with respect to any Person, that as of the date as to which the Person’s solvency is to be determined:

(a) the fair saleable value of such Person’s properties and assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

(b) it has sufficient capital to conduct its business; and

(c) it is able to meet its debts as they mature.

Section 1.48. “Subsidiary” means any Person of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a fifty percent (50%) or more ownership interest. The term “control” (and its correlative meanings “controlled by” and “under common control with”) as used in this Section 1.48. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

Section 1.49. “Term Note” has the meaning set forth in Section 2.2.2. hereof.

Section 1.50. “Term Loan” has the meaning set forth in Section 2.2.1. hereof.

Section 1.51. “Yale” means Yale University.

Section 1.52. “Warrant” means the Stock Subscription Warrant to be given by Borrower to CII in connection herewith.

SECTION 2. THE CREDIT FACILITIES

Section 2.1. Guaranty and Reimbursement Obligations.

Section 2.1.1. Issuance. Upon the execution of this agreement, CII hereby agrees to guaranty the obligations of Borrower to Yale under and pursuant to the terms of the Assignment and Assumption Agreement up to a maximum of $1,630,000.00.

Section 2.1.2. Reimbursement. Borrower hereby acknowledges and agrees that it shall be obligated to reimburse CII in respect of obligations required to be paid by CII to Yale pursuant to the Assignment and Assumption Agreement: on each date that any Drawing is honored by CII or a CII Affiliate, or CII or a CII Affiliate otherwise makes a payment with respect thereto, and only to the extent that such Drawing is not deemed to be a Term Loan under Section 2.2.1. hereof, (i) the amount paid by CII or a CII Affiliate under or with respect to such Drawing, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by CII or any CII Affiliate in connection with any payment made by CII or CII Affiliate under, or with respect to, such payment;

Borrower shall pay interest on any amounts due and payable under this Section 2.1.2. from the date such amounts are payable (whether at maturity, by acceleration or otherwise) until paid in full at the rate of interest applicable to Term Loans for three (3) days and, thereafter, at the Default Rate applicable to the Term Loans.

Section 2.1.3. Obligations Absolute. The obligations of Borrower with respect to the guaranty obligations of CII under the Assignment and Assumption Agreement shall be unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement under all circumstances and shall not be reduced by: (a) any lack of validity or enforceability of any document executed between Borrower and Yale or the Landlord; (b) the existence of any claim, set-off, defense or other right which Borrower may have at any time against Yale, the transactions contemplated herein or any unrelated transaction; and (c) any statement or any other document presented under the Assignment and Assumption Agreement or the Lease or any Other Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless CII had actual knowledge (without any investigation having been made) that such statement or other document was forged, fraudulent, invalid or insufficient.

Section 2.1.4. Indemnification. Borrower hereby indemnifies and holds CII, and its directors, officers, employees and agents (collectively, the “CII Agents”), harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable legal fees and expenses) which CII or any CII Agents may incur or which may be claimed against CII by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, the Assignment and Assumption Agreement; provided, however, that Borrower shall not be required to indemnify CII or any CII Agents for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by CII’s (i) failure to act in good faith and in conformity with such laws or regulations, or (ii) honoring a Drawing under the Assignment and Assumption Agreement when at the time of such honoring CII had actual knowledge (without any investigation having been made) that such Drawing was forged, fraudulent, invalid or insufficient. Nothing in this Section 2.1.4. is intended to limit Borrower’s obligations hereunder. Without prejudice to the survival of any other obligation of Borrower hereunder, the indemnities and obligations of Borrower contained in this Section 2.1.4. shall survive the payment in full of the Obligations. In case any claim is asserted or any action or proceeding is brought against CII or any CII Agents, CII or any such CII Agents shall promptly notify Borrower of such claim, action or proceeding and Borrower shall resist, settle or defend with counsel reasonably acceptable to CII, such claim, action or proceeding. If, within ten (10) days of Borrower’s receipt of such notice, Borrower does not commence and continue to prosecute the defense of such claim, action or proceeding, CII, or any such CII Agents, may retain legal counsel to represent it in such defense and Borrower shall indemnify CII, or any such CII Agents, for the reasonable fees and expenses of such legal counsel. Subject to the foregoing, CII shall cooperate and join with Borrower, at the expense of Borrower, as may be required in connection with any action taken or defended by Borrower.

Section 2.1.5. Liability of CII. Any action, inaction or omission on the part of CII under or in connection with the Assignment and Assumption Agreement or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or customs as CII may reasonably deem to be applicable, shall be binding upon Borrower, shall not place CII under any liability to Borrower, shall not affect, impair or prevent the vesting of any of CII’s rights or powers hereunder or Borrower’s obligation to make full reimbursement to CII. Borrower assumes all risks of the acts or omissions of Yale, Landlord or any transferee. CII shall not have any liability for and that Borrower assumes all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document and the authority of the person signing the same; (c) the good faith or acts of any person other than CII and its agents and employees; (d) the existence, form, sufficiency or breach of or default under any other agreement or instrument of any nature whatsoever; (e) any delay in giving or failure to give any notice, demand or protest; and (f) any error, omission, delay in or nondelivery of any notice or other communication, however sent.

Section 2.2. Term Loan.

Section 2.2.1. Amount of Loan. Upon the execution of this Agreement and up to the Credit Termination Date, Borrower may borrow from CII, and CII agrees to lend to Borrower subject to the terms and conditions of this Agreement on any Early Possession Date (as such term is defined in the Assignment and Assumption Agreement) or the Effective Date (as such term is defined in the Assignment and Assumption Agreement), an amount equal to the Excess Cost Reimbursement (as such term is defined in the Assignment and Assumption Agreement) obligations of Achillion that would have been due with respect to any Lease assumed on the Effective Date up to ONE MILLION SEX HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($1,630,000.00) (the “Term Loan”). Any amount that CII lends to Borrower shall be reduced from the amount guaranteed by CII to Yale under the Assignment and Assumption Agreement. Borrower shall deliver ninety (90) days advance notice to CII of its intent to Borrower a Term Loan.

Section 2.2.2. Term Note. The Term Loan shall be evidenced by one or more promissory notes executed by Borrower in substantially the form attached hereto as Exhibit A (the “Term Note”), with all blanks therein appropriately completed and payable to the order of CII, which Term Note is hereby incorporated by reference and made a part hereof.

Section 2.2.3. Payment of Principal. Commencing on the first day of the first month following the making of the Term Loan, and continuing on the first day of each succeeding month thereafter, the principal amount of the Term Note shall be payable in consecutive monthly installments, a final installment in the then unpaid principal amount of the Term Loan, together with all other amounts due and owing under the Term Note, shall be due and payable on the last day of the Lease being assumed by Borrower for which the proceeds of this Term Loan will be used to pay the Excess Reimbursement Costs (“Assumed Lease”). Each Term Note shall be based on an amortization schedule equal to the number of years remaining in the Assumed Lease.

Section 2.2.4. Interest. The unpaid principal amount of the Term Loan, as evidenced by the Term Note, shall bear interest at equal to seven and one half percentage points (7.5%). Interest on the unpaid principal amount of the Term Note in arrears shall be due and payable commencing on the first day of the month following the making of the Term Loan and continuing on the first day of each succeeding calendar month thereafter until the entire outstanding principal amount of the Term Loan shall be paid in full.

Section 2.2.5. Optional Prepayments of Principal.

Section 2.2.5.1. The Borrower may, on any Business Day, make full or partial prepayments of principal amounts due on the Loan, and such prepayments may be made without premium or penalty, provided that: (i) the Borrower gives CII at least ten (10) Business Days’ prior written notice; and (ii) each prepayment is accompanied by payment of accrued interest to the date of prepayment on the principal amount prepaid.

Section 2.2.5.2. All prepayments shall be applied first to all fees, costs, expenses incurred by CII pursuant to this Agreement, the Notes and the Other Documents, then to any late charges, then accrued and unpaid interest as of the date of such prepayment and the remainder to installments of principal due hereunder in inverse order of maturity. No amount prepaid by the Borrower may be reborrowed.

Section 2.2.6. Use of Proceeds. The proceeds of any Term Loan shall be used to pay Yale for any Excess Reimbursement Costs on either (a) an Early Possession Date or (b) the Effective Date, as applicable.

Section 2.2.7. Commitment Fee. Borrower agrees to pay to CII on the Closing Date, a non-refundable commitment fee in the amount of $16,300.00; $5,000 of which was due prior to the date hereof and the balance of which is payable at Closing.

Section 2.3. General Terms Applicable to Any Term Loan.

Section 2.3.1. Interest. Interest shall accrue on the basis of a three hundred sixty (360) day year, and shall be calculated according to the actual number of days elapsed during each accrual period.

Section 2.3.2. Late Payment. Any payment of principal or interest due under this Agreement which is not made within ten (10) days of the date specified for payment shall bear a late fee equal to five percent (5%) of the amount of the payment then due to compensate CII for the costs incurred in processing the late payment. The imposition or collection of a late fee shall not affect CII’s right to exercise any of its rights and remedies upon the occurrence of an Event of Default.

Section 2.3.3. Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by Borrower to CII at 999 West Street, Rocky Hill, Connecticut 06067 in immediately available funds, on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments.

Section 2.3.4. Default Rate. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under this Agreement shall bear interest from and including the due date thereof until paid, at the Default Rate, which interest shall be compounded daily and payable on demand.

SECTION 3. SECURITY FOR THE OBLIGATIONS

The Obligations shall be secured by: (1) the Collateral Assignment of Lease, (2) the Lessor’s Consent, (3) the Warrant, and (4) as to Term Loans only, a first priority security interest in furniture, fixtures and equipment located in the Leased Premises and acquired with the proceeds of the Loan, and other furniture, fixtures and equipment located in the Leased Premises not otherwise subject to a security interest at the time of the Term Loan or a purchase money security interest.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce CII to enter into this Agreement and to make any Term Loan, Borrower makes the following representations and warranties to CII, which shall be deemed made as of the date hereof and, except as otherwise provided in this Section 4., the date of each Term Loan. Any knowledge acquired by CII shall not diminish its rights to rely upon such representations and warranties.

Section 4.1. Corporate Existence and Good Standing.

(a) The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own its property and conduct its business substantially as presently conducted by the Borrower;

(b) The Borrower has the power and authority to enter into and to perform its obligations under this Agreement, the Note and the Other Documents, and to carry out the transactions contemplated hereby and thereby;

(c) The Borrower is qualified to do business in every jurisdiction in which its property or business as presently owned, conducted, or contemplated makes such qualification necessary.

Section 4.2. Corporate Power, Consents; Absence of Conflict with Other Agreement, Etc. The execution, delivery and performance of this Agreement, the Notes and the Other Documents, by the Borrower, and the transactions contemplated hereby,

(a) are within the corporate powers of, and have been duly authorized by the Board of Directors of, and, to the extent required, by the stockholders, of the Borrower;

(b) do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of such instruments and transactions which is required by law or the regulations of any agency or authority and which has not been obtained or made, and are not in contravention of law or the terms of the charter documents, by-laws, or any amendment thereof, of the Borrower;

(c) will not conflict with or result in any breach or contravention of or the creation of any lien under, any indenture, agreement, promissory note, lease, contract, instrument or undertaking to which the Borrower is a party or by which it or any of its properties is bound; and

(d) are and will be the valid and legally binding obligations of the Borrower and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights, and except that the availability of specific performance, injunctive relief or any other equitable remedy may be subject to the discretion of the court before which any proceedings for such remedy may be brought.

Section 4.3. Binding Obligations. This Agreement, the Notes and the Other Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

Section 4.4. Noncontravention. The execution, delivery and performance by Borrower of this Agreement, the Notes and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any Governmental Authority or result in a breach of any of the terms of, or constitute a default under, any contractual obligation to which Borrower is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrances on any of Borrower’s properties or assets.

Section 4.5. Permits. Borrower possesses all material permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect.

Section 4.6. No Consents. The execution, delivery and performance of this Agreement, the Notes and the Other Documents does not require any approval, consent or waiver under any Contractual Obligation not otherwise obtained. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Governmental Authority is required in connection with the transactions contemplated by this Agreement, the Notes and the Other Documents.

Section 4.7. Financial Statements. Borrower has provided to CII its internally prepared consolidated Financial Statements dated as of December 31, 2000, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All Financial Statements of Borrower heretofore provided to CII present fairly the financial condition and results of business operations of Borrower for the periods indicated in accordance with GAAP. Borrower has no direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements. Since the date of the latest dated consolidated balance sheet included in the Financial Statements, there has been no material adverse change in the business operations or financial condition of Borrower from that set forth in the balance sheet contained in such Financial Statements and no Dividends have been declared or made to stockholders, nor have any shares of its capital stock (or any warrant to purchase, options to acquire or notes convertible, in whole or in part, into any shares of its capital stock) been purchased or acquired by any Person in any manner.

Section 4.8. Financial Information. All written data, reports and information which Borrower has supplied to CII or caused to be so supplied by a third party on its behalf in connection with this Agreement are complete and accurate and contain no material omission or misstatement except such as have been corrected in a writing delivered to CII

Section 4.9. Brokers. No broker or finder has brought about the obtaining, making or closing of, and no broker’s or finder’s fees or commissions will be payable by Borrower to any Person in connection with, the transactions contemplated by this Agreement.

Section 4.10. Statutory Compliance. Borrower is in compliance with all material laws, ordinances, rules, regulations and orders of any Governmental Authority applicable to it, its properties and assets and the business conducted by it, including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970 and all Environmental Laws except where non-compliance would not have a Material Adverse Effect.

Section 4.11. Events of Default. No Default or Event of Default has occurred and is continuing.

Section 4.12. Other Defaults. Borrower is not in default in the performance, observance or fulfillment of any Contractual Obligation, which default has caused the acceleration or termination of any such Contractual Obligation.

Section 4.13. Taxes. Borrower has filed all tax returns and reports required to be filed by it with any Governmental Authority and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports except where such taxes are contested in good faith.

Section 4.14. Solvency. Borrower is currently Solvent; and Borrower is not contemplating either the filing of a petition by it under Bankruptcy Code or any state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

Section 4.15. Business Name. Borrower conducts its business solely through the names set forth in Schedule 4.15 hereof, without the use of any trade name, or the intervention of or through any other Person. Borrower has not, except as set forth in Schedule 4.15, during the preceding five (5) years, conducted its business through any other name or trade name or been the surviving corporation in a merger or consolidation or acquired all or substantially all of the assets of any other Person.

Section 4.16. Affiliate Contracts. All contracts and transactions between Borrower and any Affiliate or Subsidiary of Borrower have been executed or will be executed on such terms as would be contained in an agreement executed at arms’ length with an unrelated third party.

Section 4.17. Litigation. Except as set forth on Schedule 4.17 attached hereto, there are no actions, suits or proceedings by or before any Governmental Authority or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of Borrower or any of Borrower’s officers, threatened against Borrower or its properties and assets, which if adversely determined, would have a Material Adverse Effect.

Section 4.18. Labor Relations. Borrower is not a party to any collective bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of Borrower’s employees, or threats of strikes, work stoppages or demands by any union or such other organization.

Section 4.19. Guarantees. Borrower is not a party to any Guarantee or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in Borrower’s ordinary course of business).

Section 4.20. Subsidiaries. As of the date of this Agreement, all of the Subsidiaries and Affiliates of Borrower are set forth on Schedule 4.20 . Borrower or a Subsidiary of Borrower is the owner (subject to specified minority interests) free and clear of all Encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such capital stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. Borrower is not engaged in any joint venture, partnership or other business arrangement with any other Person except as described on said Schedule 4.20.

SECTION 5. CONDITIONS TO OBLIGATION OF CII

CII shall have no obligation under this Agreement to enter into the Assignment and Assumption Agreement or make any Term Loan unless and until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been satisfied prior to or on the Closing Date:

Section 5.1. Representations and Warranties True. The representations and warranties contained in Section 4 are true and correct, and Borrower, by its President, shall have so certified to CII.

Section 5.2. Delivery of Documents. Borrower shall have duly executed and delivered to CII, in form and substance satisfactory to CII and its legal counsel, this Agreement, the Notes, the Other Documents and all further documents as CII may request to evidence the Obligations or to create, perfect or continue any security interest or mortgage lien contemplated by this Agreement and the Other Documents.

Section 5.2.1. Copies of all corporate action taken by Borrower to authorize the execution and delivery of this Agreement, the Notes and the Other Documents, together with a certificate of the corporate secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

Section 5.2.2. Copies of Borrower’s Certificate of Incorporation and Bylaws, if and as amended, together with a certificate of the Secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

Section 5.2.3. [Intentionally Omitted.]

Section 5.2.4. A certificate issued by the office of the Secretary of State of the state of Borrower’s incorporation to the effect that Borrower is legally existing and in good standing under the laws of such states.

Section 5.2.5. A certificate issued by the office of the Secretary of State of each state in which Borrower is qualified as a foreign corporation to the effect that Borrower is duly qualified and in good standing as a foreign corporation under the laws of such states.

Section 5.2.6. A certificate of the Secretary of Borrower certifying to the incumbency and signatures of all officers of Borrower who are authorized to execute this Agreement, the Notes and the Other Documents.

Section 5.2.7. The consent of the lessor of the Leased Premises subject to the Collateral Assignment of Lease, such consent to be satisfactory in form and substance to CII and its counsel (the “Lessor’s Consent”).

Section 5.2.8. A UCC-11 Request for Information certified by the Office of the Secretary of State of the State of Connecticut and Delaware (or an acceptable equivalent thereto) listing the filings against Borrower as debtor under such names at such offices.

Section 5.2.9. An environmental certificate and indemnity agreement executed by Borrower, satisfactory in form and substance to CII and its legal counsel (the “Environmental Certificate”).

Section 5.2.10. Such further documents, instruments and agreements as CII shall reasonable request, all satisfactory in form and substance satisfactory to CII and its legal counsel.

Section 5.3. Validity of Liens. All Encumbrances in the Collateral shall have been created in favor of CII, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by CII, first security interests in and liens upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of CII and its legal counsel to create said Encumbrances shall have been made, taken and/or effected.

Section 5.4. Opinion of Counsel. CII shall have received from counsel for Borrower a written opinion, satisfactory in form and substance to CII and its legal counsel.

Section 5.5. Payment of Fees. Borrower shall have paid any applicable fees and expenses due to CII at closing, including the fees and expenses of CII’s legal counsel.

Section 5.6. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to CII and its legal counsel.

SECTION 6. CONDITIONS TO TERM LOAN

CII shall have no obligation to make any Term Loan unless and until, it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Term Loan.

Section 6.1. Notice of Borrowing. CII shall have received, in a timely manner, a Notice of Borrowing in a form satisfactory to CII.

Section 6.2. No Material Adverse Change. There has been no change in the financial condition or business operations of Borrower or its Subsidiaries since the date of the last Financial Statements or other financial reports delivered to CII which has a Material Adverse Effect.

Section 6.3. Truth of Representations and Warranties. All of the representations and warranties set forth in Section 4 of this Agreement are true and correct in all material respects as of the date on which the requested Term Loan is made.

Section 6.4. No Default. No Default or Event of Default shall have occurred and be continuing or shall occur as a result of the requested Term Loan.

Section 6.5. Payment of Fees. Borrower shall have paid any applicable fees and expenses due to CII, including any fees and expenses of CII’s legal counsel.

Section 6.6. Corporate Action. The corporate action of Borrower referred to in Section 5.2.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.2.6. or as subsequently reflected in a new certificate of incumbency delivered to CII in connection with the requested Term Loan.

Section 6.7. Legal Matters. All legal matters incident to the transactions contemplated by the requested Term Loan shall be satisfactory to CII and its legal counsel and no change shall have occurred in any law or regulation or interpretation thereof, which, in the opinion of CII and its legal counsel, would make it illegal or against the policy of any governmental body, agency or instrumentality for CII to make the requested Term Loan.

Section 6.8. Conditions to Term Loan. Borrower shall have satisfied all of the terms and conditions under the Assignment and Assumption Agreement.

Section 6.9. Documents. Borrower shall execute and deliver to CII the following documents in form and substance reasonably acceptable to CII: (a) a Term Note with all blanks appropriately completed; (b) a Collateral Assignment of Lease; (c) an Estoppel Certificate confirming that there are no defaults under any of the Leases by Landlord, Yale or Borrower with respect to the Leased Premises, (d) a Confirmation from Landlord that the Lessor’s Agreement remains in full force and effect, (e) a security agreement and appropriate UCC-1 financing statements granting CII a first perfected security interest in the fixtures, furniture and equipment of the Borrower, not otherwise subject to a security interest at the time of the Term Loan or a purchase money security interest, provided however, no furniture, fixtures and equipment acquired under the Lease or from Yale shall be subject to any other security interest and (f) such other documents, certificates or instruments reasonably requested by CII.

SECTION 7. AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless CII otherwise consents in writing:

Section 7.1. Financial Statements and Reporting Requirements. Borrower shall furnish to CII:

Section 7.1.1. As soon as available, but in any event no later than ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower for such year audited and certified by an independent certified public accountant reasonably acceptable to CII, which financial statements shall include the balance sheet of Borrower at the end of such year, and the related statement of income, statement of retained earnings and statement of cash flows for such year, all of which shall be in reasonable detail and prepared in accordance with generally acceptable accounting principles.

Section 7.1.2. With reasonable promptness, such financial information with respect to the Borrower as CII may reasonable require.

Section 7.2. Fire and Hazard Insurance. Borrower shall keep its properties and assets insured against fire and other hazards (so called “All Risk Coverage”) in amounts and with companies satisfactory to CII to the same extent and covering such risks as is customary in the state or similar business, but in no event in an aggregate amount less than the Obligations, which policies shall name CII as first loss payee as its interest may appear. Borrower shall also maintain public liability coverage against claims for personal injuries or death, business interruption, worker’s compensation, employment or similar insurance with coverage and in amounts satisfactory to CII and as may be required by applicable law. Such all risk policy shall provide for a minimum of thirty (30) days’ written cancellation notice to CII. Borrower agrees to deliver copies of all of the aforesaid insurance policies to CII. In the event of any loss or damage to the Collateral, Borrower shall give immediate written notice to CII and to its insurers of such loss or damage and shall promptly file proof of loss with its insurers.

Section 7.3. Maintenance of Existence. Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges, including its corporate name, in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in each state in which the failure to do so would have a Material Adverse Effect.

Section 7.4. Taxes and Other Assessments. Borrower shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall file all Federal, state and local tax returns and other reports that it is required by law to file. Borrower shall promptly notify or cause notice to be given to CII of any pending or future audits of its income tax returns by the Internal Revenue Service or by any state in which Borrower conducts business operations and the results of each such audit.

Section 7.5. Notices. Borrower shall promptly upon becoming aware of the occurrence of a Default or Event of Default notify CII thereof in writing. Borrower shall also promptly advise CII of:

(a) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower or its Subsidiaries;

(b) any change of independent public accountants, notice that such change has occurred together with the name of the new accountants; or

(c) any other matter which has resulted or may result in a material adverse change in Borrower’s or its Subsidiaries financial condition or business operations.

Section 7.6. Litigation. Borrower shall promptly inform CII of any action, suit, or proceeding by or before any Government Authority or arbitration or alternate dispute resolution proceeding, which might have a Material Adverse Effect.

Section 7.7. Maintenance of Books and Records. Each of Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP. Each of Borrower and its Subsidiaries shall maintain duplicate copies of all such books and records (i) on-site at all times and (ii) off-site updated on a monthly basis.

Section 7.8. Maintenance of Permits. Borrower shall obtain and/or maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which it presently possesses or which may become necessary in the future to conduct its business operations, and where the failure to so obtain or possess would have a Material Adverse Effect.

Section 7.9. Use of Proceeds. Borrower will use the proceeds of any Term Loan solely for the purposes set forth in this Agreement.

Section 7.10. Payment of Indebtedness. Borrower shall promptly pay and discharge when due and payable (or within applicable grace periods) all Indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

Section 7.11. Compliance with Laws. Borrower shall comply in all material respects with the requirements of all applicable laws, ordinances, rules, regulations and orders of any Government Authority, where the failure to so comply would have a Material Adverse Effect.

SECTION 8. NEGATIVE COVENANTS

Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless CII otherwise consents in writing:

Section 8.1. Limitation on Mortgages, Liens and Encumbrances. The Borrower will not at any time, create, assume, incur or permit to exist, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of the Collateral, whether heretofore or hereafter acquired by it and given to CII as collateral for the Loan, other than:

(a) liens for taxes, assessments or other governmental charges or levies payable by the Borrower, to the extent that payment thereof is not yet due or to the extent that such liabilities are being contested by the Borrower in good faith by appropriate proceedings and adequate reserves therefore are being maintained in accordance with generally accepted accounting principles;

(b) judgment liens which shall not have been in existence for a period longer than thirty (30) days after the creation thereof, or, if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay;

(c) security interests and other encumbrances in existence on the date of the Notes;

(d) the security interests granted to CII; and

(e) liens incurred or pledges and deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old-age pensions and other social security or governmental insurance benefits or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, operating leases of personal property, government contracts and franchises, performance and return-of-money bonds and other similar non-material obligations incurred in the ordinary course of business (exclusive of repayment obligations in respect of borrowed money).

Section 8.2. Change Name or Location. Borrower shall not change its corporate name or conduct its business under any other name or change its chief executive office, place of business.

Section 8.3. Contracts. Borrower shall not enter into any contract other than on such terms as would be contained in an agreement executed at arms’ length with an unrelated third party.

Section 8.4. Compliance with Environmental Laws. Borrower shall not generate, handle, use, store or treat any Hazardous Materials except in compliance with Environmental Laws.

Section 8.5. Fiscal Year. Borrower shall not change its existing Fiscal Year.

SECTION 9. CONNECTICUT PRESENCE

Section 9.1. Maintenance of Connecticut Presence and Remedy for Failure to Maintain Connecticut Presence.

(a) So long as any amount remains outstanding and unpaid under a Note or CII has any obligations under the Assignment and Assumption Agreement, the Borrower shall maintain a “Connecticut Presence” and shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) outside of the State of Connecticut. A “Connecticut Presence” shall mean (i) maintaining the Borrower’s principal place of business (including its executive offices) in the State of Connecticut, (ii) basing a majority of its employees in the State of Connecticut, and (iii) having a majority of its internal Borrower payroll expenses attributable to employees based in the State of Connecticut.

(b) For purposes of determining whether the Borrower is in compliance with subsection (a) above, the assets, revenues and employees of any business acquired by the Borrower (by stock purchase, asset acquisition or otherwise) after the date hereof on an arm’s- length basis from a non-affiliate of the Borrower (provided that such acquired business had been operating for at least one year at the time of such acquisition) (each, an “Excluded Acquired Business”) shall be excluded and disregarded, and the Borrower shall not be deemed in violation of this covenant by virtue of the operations of any Excluded Acquired Business.

(c) Notwithstanding anything to the contrary contained in subsection (a) above, the Board of Directors of the Borrower may determine in its good faith, reasonable judgment that the best interests of the Borrower and its shareholders shall require that the Borrower cease to maintain a Connecticut Presence and/or relocate. In such case, at least ninety days prior to acting upon such determination, the Borrower agrees to enter into good faith discussions with CII concerning such proposed change and the circumstances under which the Borrower may be willing not to make such change. Upon the expiration of such ninety (90) day period, the Borrower may cease to maintain a Connecticut Presence or relocate, provided that all obligations of CII under the Assignment and Assumption Agreement have been terminated and all amounts due and owing under the Notes and the Other Documents shall be immediately due and payable without further notice or demand.

Section 9.2. Connecticut Employment.

(a) The Borrower shall use its reasonable best efforts to create jobs in the State of Connecticut and shall use its reasonable best efforts to employ residents of Connecticut in these jobs, consistent with the exercise of the good faith business judgment of the Board of Directors of the Borrower.

(b) The Borrower shall furnish to CII copies of the quarterly reports filed by the Borrower and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as CII may reasonably request to verify the creation or retention of Connecticut employment.

(c) The Borrower hereby authorizes CII to examine, and will at any time at the request of CII provide CII with such additional authorization satisfactory to the Connecticut Department of Labor as may be necessary to enable CII to examine all records of said Department relating to the Borrower and/or any of its subsidiaries, subject to any limitation imposed by applicable law.

Section 9.3. Equal Opportunity. The Borrower agrees and warrants that it is an equal opportunity employer and that it does not discriminate. The Borrower further agrees and warrants that:

(a) The Borrower will not discriminate or permit discrimination against any employee or applicant for employment because of sex, sexual orientation, race, color, religious creed, age, marital status, mental retardation, physical disability, National origin, or ancestry. Such action shall include, but not be limited to, the following: employment upgrading, demotion or transfer; recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

(b) The Borrower agrees to take affirmative action to insure that applicants with job-related qualifications are employed.

(c) The Borrower will, in its solicitation for employees, state that it is an “affirmative action-equal opportunity employer.”

(d) The Borrower agrees to provide each labor union or representative of workers with which the Borrower has a collective bargaining agreement or other contract or understanding and each vendor with which the Borrower has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the “CHRO”) and to post copies of the notice in conspicuous places available to employees and applicants for employment.

(e) The Borrower agrees to cooperate with CII, the State of Connecticut and/or any of its agencies and the CHRO to insure that the purpose of this equal opportunity clause is being carried out.

(f) The Borrower agrees to comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access to pertinent books, records and accounts concerning the contractor’s employment practices and procedures.

(g) The Borrower agrees to comply with all of the requirements set out by Sections 4a-60 and 4a-60a of the Connecticut General Statutes, as it may be amended.

(h) The Borrower agrees to post a notice of this acceptance of the foregoing equal employment opportunity provisions at its place of business, clearly visible, in such form as is satisfactory to CII.

SECTION 10. DEFAULT

Section 10.1. Default. The occurrence of any of the following events shall constitute a default under this Agreement, the Notes and the Other Documents (an “Event of Default”):

(a) Borrower shall fail to pay within ten (10) days after due (i) any outstanding principal amount of the Term Notes, (ii) any Reimbursement Obligations, or (iii) any accrued and unpaid interest on the Loans or any fees or expenses payable under this Agreement, the Notes or the Other Documents; or

(b) Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (except for subsection a and c-k) and such failure shall continue unremedied for a period of thirty (30) days after notice from CII; or

(c) any representation or warranty of Borrower made in this Agreement, the Notes or the Other Documents or in any certificate or report delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(d) if the Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower or commences any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing; or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower, or

(e) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower in an involuntary case under Federal bankruptcy laws as now or hereafter constituted and such decree or order shall remain in effect for more than ninety (90) days, whether or not consecutive; or

(f) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final uninsured judgment in excess of $250,000 against the Borrower; or

(g) if there shall have occurred any changes in the assets, liabilities, financial condition, business, operations or prospects of the Borrower or which, individually or in the aggregate, are materially adverse; or

(h) if there shall have occurred a default or an event of default under any of the Other Documents beyond any applicable notice and cure period, if any; or

(i) Any Government Authority shall condemn, seize or otherwise appropriate, or take custody or control of, or file a lien, levy or assessment in respect of, all or any substantial portion of the properties or assets of Borrower; or

(j) If these shall occur a default or an event of default (beyond any applicable notice and cure period, if any) under any Lease; or

(k) If there shall occur a default or an event of default (beyond any applicable notice and cure periods, if any) under any other loan made by CII to Borrower.

SECTION 11. REMEDIES

Section 11.1. Remedies. Upon the occurrence of an Event of Default, and at any time thereafter while such Event of Default is continuing, immediately and automatically in the case of an event of Default specified in Section 11.1 (d) or 11.1 .(e), and in all other cases, at CII’s option and upon CII’s declaration:

(a) CII’s obligation to make any Term Loan shall terminate;

(b) the unpaid principal amount of the Loans, together with accrued interest thereon, and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

(c) CII may exercise any and all other rights and remedies it has under this Agreement, the Notes or the Other Documents or at law or in equity, and proceed to protect and enforce CII’s rights by any action at law, in equity or other appropriate proceeding.

Section 11.2. Default Interest Rate. At CII’s option, which may be exercised following any Event of Default and during the continuance thereof, whether or not CII exercises any other right or remedy, the Obligations shall bear interest thereafter at the Default Rate.

SECTION 12. MISCELLANEOUS

Section 12.1. Cross Collateral. The security interests, liens and other rights and interests in and relative to any collateral now or hereafter granted to CII by Borrower by or in any instrument or agreement, including but not limited to this Agreement and the Other Documents, shall serve as security for any and all obligations of Borrower to CII, and, for the repayment thereof, CII may resort to any security held by it in such order and manner as it may elect.

Section 12.2. Waivers.

Section 12.2.1. In General. Borrower waives presentment, demand, notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as CII may deem advisable in its sole and absolute discretion. CII shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of the Collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto. CII may exercise its rights and remedies with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. CII shall not be deemed to have waived any of its rights and remedies with respect to the Obligations or the Collateral unless such waiver be in writing and signed by CII. No delay or omission on the part of CII in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by CII. All rights and remedies of CII with respect to the Obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

Section 12.2.2. PREJUDGMENT REMEDY. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH CII MAY DESIRE TO USE.

Section 12.2.3. JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY CII OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

Section 12.2.4. Claims. Borrower does hereby (i) waive any claim in tort, contract or otherwise which Borrower may have against CII, a CII Affiliate or their officers, directors, agents, or employees (collectively, “CII Agents”) which may arise out of the relationship between Borrower and CII or any CII Affiliate prior to the Closing Date; and (ii) absolutely and unconditionally release and discharge CII and any CII Affiliate or CII Agents from any and all claims, causes of action, losses, damages or expenses which may arise out of any relationship between it and CII or any CII Affiliate which Borrower may have as of the Closing Date. Borrower acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorney.

Section 12.3. Notices. All notices, requests, demands or other communications required by this Agreement shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed first class mail postage prepaid, return receipt requested or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

If to CII:

Connecticut Innovations, Incorporated

999 West Street

Rocky Hill, CT 06067

Attn:	Victor R. Budnick
President and Executive Director

with a copy to:

Updike, Kelly & Spellacy, P.C.

One State Street

P.O. Box 231277

Hartford, CT 06123-1277

Attn.: David E. Sturgess, Esq.

If to Borrower:

300 George Street

New Haven, CT 06511

Attn: William G. Rice, Ph. D.

with a copy to:

Wiggin & Dana

One Century Tower

New Haven, CT 06510

Attn: D. Terence Jones, Esq.

Section 12.4. Fees and Expenses. Borrower will pay on demand all expenses incurred by CII in connection with (i) the preparation, execution and delivery of this Agreement, the Notes or the Other Documents, (ii) the administration of CII’s obligations under this Agreement or (iii) CII’s exercise, preservation or enforcement of any of its rights and remedies thereunder, including, without limitation, reasonable fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel, accounting, appraisal, auditing, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or the Collateral.

Section 12.5. Term of Agreement. This Agreement shall continue in force and effect so long as CII has any commitment to extend credit hereunder or any of the Obligations shall be outstanding.

Section 12.6. Stamp Tax. Borrower will pay any stamp, franchise or other recording tax which becomes payable in respect of this Agreement, the Notes or the Other Documents.

Section 12.7. Schedules and Exhibits. The schedules and exhibits which are attached hereto are and shall constitute a part of this Agreement.

Section 12.8. Governing Law; Consent to Jurisdiction. This Agreement, the Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of Connecticut. Borrower agrees that any suit for the enforcement of this Agreement, the Notes or the Other Documents may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Borrower by mail at the address referred to Section 12.3. hereof. Borrower hereby waives any objection that Borrower may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Section 12.9. Survival of Representations. All representations, warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date and continue in full force and effect until the payment and the performance of the Obligations in full.

Section 12.10. Amendments. No modification or amendment of this Agreement, the Notes or the Other Documents shall be effective unless the same shall be in writing and signed by the parties hereto.

Section 12.11. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and CII and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder. CII may sell, transfer or grant participations in the obligations without the prior written consent of Borrower (but after obtaining an agreement to maintain the confidentiality of any financial and business information of Borrower), and Borrower agrees that any transferee or participant shall be entitled to the benefits of this Agreement to the same extent as if such transferee or participant were CII; provided, further, that notwithstanding any such transfer or participation, Borrower may, for all purposes of this Agreement, treat CII as the Person entitled to exercise all rights and remedies under this Agreement and under the Notes and the Other Documents and to receive all payments with respect to the Obligations.

Section 12.12. Interest Rate. If the rate of interest payable by Borrower under this Agreement, the Notes or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by Borrower in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of CII, shall be returned to Borrower.

Section 12.13. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

Section 12.14. No Agency Relationship. CII is not the agent, fiduciary or representative of Borrower nor is Borrower the agent, fiduciary or representative of CII and this Agreement shall not make CII liable to any third party, including but not limited to, Borrower’s shareholders, directors, officers, creditors or any other person.

Section 12.15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 12.16. Headings. All article, section and subsection headings in this Agreement, the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

Section 12.17. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by CII in respect of the Obligations is rescinded or must otherwise be restored or returned by CII upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

Section 12.18. Interpretation and Construction. The following rules shall apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to “writing” shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) “or” is not exclusive.

Section 12.19. Relation to Other Documents. Nothing in this Agreement shall be deemed to amend, or relieve Borrower of its obligations under, any of the Other Documents and to the extent that the provisions of any of the Other Documents allow Borrower to take certain actions, or not take certain actions, with regard for example to the granting of liens, transfers of properties or assets, maintenance of financial ratios and similar matters, Borrower nevertheless shall be fully bound by the provisions of this Agreement.

IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first above written.

CONNECTICUT INNOVATIONS, INCORPORATED

By
Victor Budnick
President and Executive Director

ACHILLION PHARMACEUTICALS, INC.

By	/s/ William Rice
William G. Rice, Ph. D.
President

EXHIBIT A

FORM OF TERM NOTE

TERM NOTE

, 2000
$	, Connecticut

FOR VALUE RECEIVED, the undersigned, ACHILLION PHARMACEUTICALS, INC. (“Maker”), hereby unconditionally promises to pay to the order of CONNECTICUT INNOVATIONS, INCORPORATED (the “Payee” or “CII), or any subsequent assignee or holder (Payee and any subsequent assignee or holder being sometimes referred to as “Holder”) at the head office of the CII located at 999 West Street, Rocky Hill, Connecticut 06067, the principal amount of                                                                               AND NO/100 DOLLARS ($                    ) advanced to Maker by CII under the terms of that certain Loan Agreement dated                     , by and between Maker and the CII (the “Loan Agreement”), together with interest thereon as provided herein and all other sums due from Maker to CII under the Loan Agreement and this Note.

Commencing on the first day of the first full month immediately following the date hereof, and continuing on the first day of each succeeding month thereafter, the unpaid principal amount of this Note shall be payable in                      (            ) consecutive monthly installments, the first                      (            ) of such installments to be in the amount of                                                               AND 00/100 DOLLARS ($                    ) and, if not sooner paid, a final installment in the then unpaid principal amount of this Note, together with accrued and unpaid interest thereon and all other amounts due and owing under this Note, shall be due and payable on                          ,             (the “Maturity Date”).

Interest on the unpaid principal amount of this Note shall bear interest at the rate and in the manner set forth in Section 2.        .        . of the Loan Agreement Interest shall be payable monthly in arrears from the date hereof, commencing on the first day of the first month after the date hereof, and continuing on the first day of each succeeding calendar month until the entire principal amount of this Note is paid in full.

This Note is a Term Note referred to in Section 2.        .        . of the Loan Agreement, the terms and conditions of which are hereby incorporated by this reference. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement

If a payment of principal or interest hereunder is not made within ten (10) days of its due date, the undersigned will also pay on demand a late payment charge equal to five percent (5%) of the amount of such payment. Nothing in the preceding sentence shall affect the CII’s rights to exercise any of its rights and remedies provided in the Loan Agreement if an Event of Default has occurred.

Overdue payments of principal (whether at maturity, by reason of acceleration or otherwise), and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder shall bear interest from and including the due date thereof until paid at a rate per annum equal to five percentage points (5.0%) above the rate that would otherwise be applicable hereunder.

No reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned Maker of this Note to pay the principal of and interest on this Note as herein provided.

All sums paid under this Note shall be applied first to all fees, costs and expenses incurred by CII under the Loan Agreement and this Note, then to any late charges payable by Maker, then to any accrued and unpaid interest, with the balance, if any, to be applied to unpaid principal.

Until notified in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Maker as the holder of this Note, as the owner and holder of this Note.

The Loan Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut.

Upon the occurrence of an Event of Default (as defined in Section 10 of the Loan Agreement), the unpaid principal amount of this Note may become or may be declared to be due and payable in the manner, upon the conditions and with the effect provided in Section 11 of the Loan Agreement.

The terms of this Note are subject to amendment only in the manner provided in Section         .        . of the Loan Agreement.

Any failure by CII to exercise any right under this Note or the Loan Agreement arising or existing as a result of the occurrence of an Event of Default, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur. The acceptance by CII of the payment of any sum due and payable under this Note after the date specified for such payment shall not be a waiver of CII’s right to require prompt payment when due of all other sums payable under this Note or of CII’s right to declare a default for failure to make prompt payment in full.

Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

(a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

(b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and (iii) the granting of any other indulgences to any such person; and

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(c) consent to (i) all renewals, extensions or modifications of this Note or the Loan Agreement (including any affecting the time of payment), and (ii) all advances under this Note or the Agreement.

Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property, now or hereafter in the possession or control of Holder or in transit to Holder. Holder may, at any time after the occurrence and during the continuance of an Event of Default, apply the same, or any part thereof, to any liability of Maker or any such other person, whether matured or unmatured, to Holder.

If this Note is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns, including any lenders) with which Holder may participate in the making of any loans or advances evidenced by this Note.

As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word “person” shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN

CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY CII OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

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IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ William G. Rice
Its	Duly Authorized President, CEO, CSO

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SCHEDULE 4.15

Business Name

SCHEDULE 4.17.

Litigation

SCHEDULE 4.20.

Subsidiaries and Affiliates of Borrower